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                                                                   Exhibit 10.4

           SHAREHOLDERS AGREEMENT AMONG THE SHAREHOLDERS OF FIRSTMARK
                           COMMUNICATIONS FRANCE SAS


In Paris, as of 21 January 2000


                                     BETWEEN


(a)   THE ONE PARTY,

      FIRSTMARK COMMUNICATIONS EUROPE, S.A., a Company validly incorporated and existing under and pursuant to the laws of Luxembourg, with registered address in Rue de Jean Monet, 6, L-2180, Luxembourg, and entered in the Companies Register under number B65610 (hereinafter, "FMCE").

      FMCE is represented in this act by Mr. Keith Arthur Cornell, of legal age, with Passport number 054773566, with professional address in Russell Square House, 10-12, Russell Square, London WC1B 5HB, United Kingdom, in his capacity as attorney of the same.

(b)   THE OTHER PARTY,

      SUEZ LYONNAISE DES EAUX, a SOCIETE ANONYME with share capital of 1,970,199,490 Euros whose head-office is at 72 avenue de la Liberte, 92000 Nanterre, and registered at the Commercial and Corporate Registry of Nanterre under number B 542 062 559 (hereinafter "AAA").

      AAA is represented by Mr. Patrick Lefort, duly authorized.

                                      -1-
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(c)   THE OTHER PARTY,

      GROUPE ARNAULT S.A., a SOCIETE ANONYME with share capital of 317,045,600 Francs whose head-office is at 41, avenue Montaigne, 75008 Paris, and registered at the Commercial and Corporate Registry of Paris under number B 887 180 867 (hereinafter "BBB").

      BBB is represented in this act by Nicolas Bazire, duly authorized.

(d)   THE OTHER PARTY,

      RALLYE S.A., a SOCIETE ANONYME with share capital of 557,319,600 Francs, whose head-office is at 83, rue du Faubourg Saint-Honore, 75008 Paris, and registered at the Commercial and Corporate Registry of Paris under number B 054 500 574 (hereinafter "CCC")

      CCC is represented in this act by Mr. Michel Savart, duly authorized.

(e)   THE OTHER PARTY,

      PONTHIEU VENTURES, a SOCIETE ANONYME with share capital of 3,040,380 Euros, whose head-office is at 50 avenue des Champs-Elysees, 75008 Paris, and registered at the Commercial and Corporate Registry of Paris under number B 382 304 350 (hereinafter "DDD")

      DDD is represented in this act by Mr. Michel Savart, duly authorized.

(f)   THE OTHER PARTY,

      BANQUE POUR L'EXPANSION INDUSTRIELLE SA (Banexi SA), a SOCIETE ANONYME with a share capital of 95,775,456 euros, whose head office is at 1, Boulevard Haussmann, 75009 Paris, and registered at the Commercial and Corporate Registry of Paris under number B 552 108 011, represented by Jean-Jacques Bertrand, duly empowered, for the purposes hereof.

      BNP EUROPE TELECOM AND MEDIA FUND II L.P. (BNP ETMF II L.P.), represented by its General Partner, General Business Finance and Investment Ltd (GBFI
      Ltd), a limited
                                      -2-
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      liability company residing at Grand Cayman (Cayman Islands) c/o Maples and
      Calder, P/O BOX 309, Ugland House South Church Street and registered under number 89453, represented by Jean-Jacques Bertrand, duly empowered, for the purposes hereof.

      NATIO VIE DEVELOPPEMENT (NVD), FCPR managed by the management company BNP Private Equity SA, SOCIETE ANONYME with a share capital of 3,000,000 euros whose head office is at 12, rue Chauchat, 75009 Paris, and registered at the Commercial and Corporate Registry of Paris under number B 348 541 145, represented by Jean-Jacques Bertrand, duly empowered for the purposes hereof.

      BANEXI S.A., BNP ETMF II L.P. and NVD hereinafter together referred to as "EEE". EEE is represented in this act by Mr. Jean-Jacques Bertrand, duly authorized.

FMCE, AAA, BBB, CCC, DDD, and EEE may likewise be referred to individually herein as a "PARTY" or "SHAREHOLDER" and jointly as the "PARTIES" or "Shareholders";

And FMCF, a French company incorporated under the legal form of a SOCIETE A RESPONSABILITE LIMITEE on July 27, 1998, and converted into the legal form of a SOCIETE PAR ACTIONS SIMPLIFIEE pursuant to a decision of the sole partner thereof made on January 13, 2000, entered in the Lyon Companies Register under the number 419 678 826, with registered address in Lyon, 69003, 1 Boulevard Vivier Merle, (hereinafter, "FMCF").


                                  THEY DECLARE

I. That up to the date of this Agreement FMCE is the sole shareholder of the company FMCF, a French company incorporated under the legal form of a SOCIETE A RESPONSABILITE LIMITEE on July 27, 1998, and has been converted into the legal form of a SOCIETE PAR ACTIONS SIMPLIFIEE pursuant to a decision of the sole partner thereof made on January 13, 2000, entered in the Lyon Companies Register under the number 419 678 826, with registered address in Lyon, 69003, 1 Boulevard Vivier Merle.

II. The business purpose of FMCF is (i) the construction, deployment, marketing and operation of telecommunications local-loop access networks and systems in France utilising broadband wireless local loop technology, ADSL, and any other broadband local access technology, (ii) the application for and obtaining of all necessary licenses,
                                      -3-
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         approvals and permits in relation to the foregoing; (iii) the leasing of sites for the operation of the business described in (i) above; (iv) the provision and marketing of information and telecommunication services, including without limitation voice telephony, video, data and Internet services and (v) the training and development of employees and consultants in relation to the foregoing (hereinafter, the "BUSINESS OF FMCF") and FMCF is and will be as long as this Shareholders Agreement is in force the sole vehicle for the access business of FMCE and its Affiliates in France.

III. That as part of its strategy of implementation of the Business of FMCF:

(i)      FMCF has been granted:

                  (i.1) a license to establish and operate an experimental public local radio loop network and to provide a public telephone service issued by the French Minister in charge of telecommunications under articles L33-1 and L34-1 of the Post and Telecommunication Code, dated October 19, 1998 (published in the "JOURNAL OFFICIEL DE LA REPUBLIQUE FRANCAISE" dated November 8, 1998) and modified by an "ARRETE" dated November 26, 1999 (published in the "JOURNAL OFFICIEL DE LA REPUBLIQUE FRANCAISE" dated December 23, 1999);

                  (i.2) an allocation of frequencies in the 27,5 - 29,5 GHz frequency band for a local radio loop experimentation by decision nDEG.98-1012 of the French Telecommunications Regulatory Authority ("ART") dated December 4, 1998, extended by Decision nDEG.99-1164 dated December 24, 1999.

IV. That the French Secretary of State for Industry has published a notice on November 30, 1999 launching, on proposal of the ART, separate public calls for tenders for awarding licenses related to:



                  (i)      local radio loop networks in the 3,5 GHz and 26 GHz
                    frequency band across the metropolitan territory,

                  (ii)     local radio loop networks in the 26 GHz frequency
                    band in each of the regions of the metropolitan territory,

                  (iii)    local radio loop networks in the overseas
                    territories,

         and, consequently, the Parties have decided that FMCF should formulate the
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         appropriate tenders, in the calls described in (i) and (ii) above for a national license and a maximum of 22 regional licenses, excluding the tender for overseas territories, and present whatever documents that might be necessary and/or required by the relevant bidding conditions, with the aim of it being awarded the said licenses in any of the competitions described in (i) and (ii) above (hereinafter, the "TENDERS").

V. That the Parties acknowledge the possibilities for expansion of their own businesses and of the Business of FMCF in France that any future collaboration between them could entail, and in this regard they share the view that their respective activities could be strengthened by sharing their infrastructure, technology, business experience, human potential and other resources on appropriate economic terms.

VI. That the Parties are interested in actively participating in the French telecommunications sector and in this regard they have entered into the capital of FMCF in the terms and conditions set out in this Shareholders Agreement and that all of the Parties are interested in implementing and developing the Business Plan of FMCF as defined in Clause II 5 (ix) h) below. A sample summary of the entire Business Plan is attached as SCHEDULE 1. The Parties reciprocally acknowledge the sufficient capacity of the others in this act and they agree to enter into the capital of FMCF in accordance with the following.

                                      -5-
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                                     CLAUSES

I.       OBJECT OF THIS AGREEMENT

1.       The object of this Agreement consists of establishing:

(i) the terms and conditions under which each of the Parties hereby enters into the capital of FMCF; and

(ii) the bases and scope of collaboration by the Parties so that FMCF might successfully:

         (ii.1) - be awarded a national license for establishment and operation of a public network for broadband radio access (3,5 and 26 GHz), the provision of public telephone service and the frequency allocation connected to it; or some numbers of

                - 22 regional licenses for the establishment and operation of a public network for broadband radio access in the band in 26 GHz, the provision of public telephone service and the frequency allocation connected to it,

                  hereinafter, the "LICENSES"; and

         (ii.2) develop its strategy of implementation in France and achieve its immediate aim of becoming a leading company in the sector.

2. For the purpose of exercising any Shareholders rights to representation on the Board of Directors or any other corporate organs, the shares held by any Affiliate (as defined in Clause II 10.4 hereinbelow) of a Party and/or by any investment fund referred to in Clause II 10.4 which is managed or advised by such Party or any Affiliate of such Party, shall be considered to be held by a single shareholder.

3. The Parties hereby agree that FMCF shall be converted from A SOCIETE PAR ACTIONS SIMPLIFIEE into a SOCIETE ANONYME at the earliest opportunity.

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II.      INCORPORATION OF THE PARTIES INTO THE CAPITAL OF FMCF

1.       SUBSCRIPTION OF CAPITAL INCREASE OF FMCF

         FMCE has agreed, as the sole shareholder of FMCF, to vote the necessary resolutions by FMCF ("FMCF'S RESOLUTION") at the latest on 31 January 2000 :

                  (i) to increase the capital of FMCF up to 1,000,000 Euros in order for Parties to subscribe for it (the "INITIAL CAPITAL PRICE");

                  (ii)     to elect the Directors in accordance with Clause II
                           5.

2.       FUNDING

2(a)     Funding Commitments

         The Parties shall subscribe for and fully pay the capital increase in FMCF on the date hereof, in the following proportions and shall sign a letter of financial undertaking to be delivered to the ART in connection with the Tenders complying with the model attached as
         SCHEDULE II.2 (A) of this Agreement committing themselves to contribute the needed capital of FMCF and provide the needed shareholder funding to FMCF:

                    ------------------------------------------------------------
                         SHAREHOLDER                       % OF CAPITAL IN
                                                         FMCF AFTER INCREASE

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             FMCE                                34%

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             AAA                                 18%

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             BBB                                 18%

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             CCC                                 10%

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             DDD                                 10%

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                             EEE                                 10%

                    ------------------------------------------------------------


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2 (b)    Initial Funding

         FMCE represents and warrants that the statement of income and expenditures attached hereto as SCHEDULE II.2 (B) shows all expenditures actually incurred on behalf of FMCF until 31 December 1999 and all expenses expected to be incurred on behalf of FMCF until 31 July 2000 (together the "INITIAL EXPENSES") as part of the budgeted pre-license costs until the date on which the Licenses are definitively awarded.

         FMCE further represents and warrants that no expenses or liabilities have been incurred on behalf of FMCF, other than those referred to in the previous paragraph, and that there exist no actual or potential liabilities (including liabilities for unpaid taxes or social contributions, or liabilities arising from any actual, pending or threatened litigation) other than the Initial Expenses. Based on the said representations and warranties of FMCE, the Parties hereby undertake to provide funding to FMCF in the amount of 5,000,000 Euros (including their contribution of 1,000,000 Euros to the capital of FMCF referred to above) for the purpose of funding the Initial Expenses.

         The Parties have agreed that the amount of the Initial Expenses incurred on behalf of FMCF and to be covered by the initial funding provided by the Parties to FMCF (including the initial capital contribution of 1,000,000 Euros), shall not exceed 5,000,000 Euros. Any excess of actual Initial Expenses over such amount shall be entirely funded by FMCE and FMCF shall have no liability therefor.

2 (c)    Additional Funding

         The Parties acknowledge that, in order to finance the Business of FMCF, additional funding of FMCF to the capital subscribed by each Party will be required. Accordingly, the Parties agree that to the extent that FMCF determines (in accordance with the terms hereof) that the Business of FMCF should be financed through capital and other cash contributions from the Shareholders, the Parties will contribute such capital and cash contributions pro rata with their respective holdings in FMCF, subject to the following:

         (i) such a resolution being agreed to in a Shareholders Meeting on a proposal from the Board of Directors adopted with the objection or abstention of a maximum of 1 member of the Board; and

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         (ii) subject to the provisions of (iii) below, in an aggregate amount, based on the number of licenses actually granted to FMCF, not to exceed 250 million EUROS (such amount representing the portion of the financing requirements of FMCF to be funded by FMCF's shareholders if FMCF is awarded a national license, in accordance with the Business Plan), and in such cases the Parties shall make their contributions within sixty (60) days of the call for such contribution being made by FMCF.
              Where in the case of any capital contribution decided on by FMCF which does not involve the aggregate capital and other shareholder contributions of the Parties exceeding 250 million Euros, any Party fails to contribute its proportionate share of such contribution, within sixty (60) days of the call for such contribution being made by FMCF (a "Defaulting Party"), then (i) such Defaulting Party shall have a further period of fifteen (15) days (the "Additional Period") within which to make its contribution, together with interest thereon for the period from the date on which the call is made by FMCF at 10% per annum and
              (ii) where the Defaulting Party has not made its contribution as aforesaid within the Additional Period, all Parties which have contributed their proportionate share of such contribution ("Non-Defaulting Parties") shall, notwithstanding anything to the contrary in Clauses II 10.1 and II 10.2, be entitled on first demand, made within sixty (60) days from the end of the Additional Period, to acquire all or any portion of the shares of a Defaulting Party in FMCF at a price equal to the lesser of the nominal value and the book value of such shares. Each Non-Defaulting Party shall be entitled to acquire that portion of a Defaulting Party's shares that is equal to the ratio which such Non-Defaulting Party's shares in FMCF represents with respect to the total shares in FMCF held by all Non-Defaulting Parties. Where any Non-Defaulting Party does not exercise its rights hereunder to the full extent thereof, any available shares of any Defaulting Party may be acquired by any other Non-Defaulting Party ("Acquiring Non-Defaulting Party") pro rata with respect to the shares held by all Acquiring Non-Defaulting Parties in FMCF, until all Defaulting Parties' shares which any Non-Defaulting Party wishes to acquire have been acquired.

         (iii)the Parties may decide to increase the capital contributions required from the Parties over and above 250 million Euros provided that the Parties do so by means of a resolution being agreed in a Shareholders Meeting on a proposal from the Board of Directors adopted with the objection or abstention of maximum 1

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              member of the Board.

              If after the aggregate capital and other shareholder contributions, including all shareholder advances on current account, of the Parties to FMCF have reached 250 million Euros any Party decides not to make its any additional contributions voted by FMCF in accordance herewith, the participation of such Party in FMCF will be diluted accordingly based on a valuation of FMCF which is the greater of (i) the aggregate of all capital and cash contributions made by the Parties to FMCF, and (ii) the fair market value of FMCF as determined by an expert.

3.            PREFERENTIAL SUBSCRIPTION RIGHTS

              Each Shareholder shall have a preferential subscription right to purchase such new participations as FMCF may from time to time issue. The Parties agree to not unreasonably oppose their waiver of such preferential rights and therefore allow the entry in the capital of FMCF of a new shareholder, in the event of the issuance of options or securities, as compensation to employees (provided, such compensation does not exceed 10% of the issued and outstanding fully diluted share capital after giving effect to such issuance), exercisable for, common stock and provided the Shareholders Meeting, approves a resolution in this sense on a proposal from the Board of Directors adopted with the objection or abstention of a maximum of 1 member of the Board.

4.            SHAREHOLDERS MEETINGS: QUORA AND MAJORITIES

              (i) The quorum to validly hold any Meeting of Shareholders shall be that provided by law.

              (ii) Notice for Meetings of Shareholders, procedures for resolutions at such meetings and any other necessary rules with respect thereto shall be as provided in FMCF's Articles of Association or by law ("LOI NDEG.66-537 DU 24 JUILLET 1966 SUR LES SOCIETES COMMERCIAlES"), (hereinafter, the "LAW").

              (iii) Shareholders shall be entitled to exercise their rights to vote by proxy at Meetings of Shareholders as provided by the Law.

              (iv) Whenever FMCF, the Shareholders Meeting, or the Board of Directors is

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                    required to take or refrain from taking an action under this
                    Agreement, the Parties hereby undertake to cause the relevant corporate body of FMCF to cause FMCF to take or refrain from taking all such actions.

              (v) Resolutions of the Meetings of Shareholders which by Law require a qualified majority shall only be adopted on a proposal of the Board of Directors adopted with the objection or abstention of maximum 2 members of the Board.

5.            BOARD OF DIRECTORS: APPOINTMENT OF MEMBERS, QUORA AND MAJORITIES

(i) FMCF shall have a Board of Directors (hereinafter, the "BOARD") consisting initially of eleven (11) directors, (hereinafter each individually, a "DIRECTOR" and collectively, the "DIRECTORS").

(ii) Based on the shareholding set out in Clause II 2(a) above, FMCE shall be entitled to nominate 4 Directors, AAA and BBB shall each be entitled to nominate 2 Directors and CCC, DDD and EEE shall each be entitled to nominate 1 Director.

              For so long as FMCE has a percentage participation of more than 20% but no greater than 34% it shall be entitled to designate 4 Directors, if its percentage participation is more than 15% but no greater than 20% it shall be entitled to designate 3 Directors ; if its percentage participation is more than 10% but no greater than 15% it shall be entitled to designate 2 Directors ; if its percentage participation is 5% or more but no greater than 10%, it shall be entitled to 1 Director. FMCE shall be entitled to designate an additional Director for each additional 9% participation it holds over and above 34%. All members of the Board not designated by FMCE shall be agreed and designated exclusively by the other Parties, provided that each such other Shareholder shall in all cases be entitled to designate 1 Director if it has a percentage participation of at least 5%.

(iii) Directors may at any time be removed, without compensation, with or without cause, by the Shareholders Meeting provided that the Directors appointed to replace the removed Directors shall be designated by the Party which designated the removed Director or its successor.

(iv)          The term of office of a Director shall be three (3) years.
              Directors shall be eligible to serve successive terms. If at any time a Shareholder ceases to be entitled pursuant to the

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              provisions hereof to be represented by the number of Directors which represent such Shareholder on the Board, the necessary number of Directors designated by such Shareholder shall immediately resign so that following such resignation(s) the Shareholder shall only be represented by the number of Directors to which it is entitled.

(v) The Board shall select one Director as Chairman who shall act as such at meetings of the Board and Meetings of Shareholders. Such Director shall in all cases be counted as an FMCE designated Director for the purpose of FMCE's entitlement to Board representation hereunder.

(vi) Meetings of the Board shall take place at such times as may be required by Law or as requested by the Chairman or three (3) Directors, with a minimum of one each calendar quarter (such regular meetings to be held with at least 15 days prior notice) at such place, within or out of France, as shall be specified by the Chairman. For all other meetings and unless otherwise agreed in writing by all the Directors, at least five (5) day's prior notice in writing shall be given, which notice shall indicate the agenda to be considered at the meeting.

(vii) In order to have a quorum at meetings of the Board at least two thirds (2/3) of the members of the Board must be present or represented.

(viii) Directors shall be entitled to participate and exercise their rights to vote in the meetings of the Board, either by attending the meetings in person or by proxy to another Director. Each Director, including the Chairman, shall have one vote.

(ix) Save as otherwise provided in this Agreement, any questions arising at any meeting of the Board shall be decided by a majority of votes of the Directors present or represented. Where any provision of this Agreement provides that the approval of a specific number of Directors is required for a measure to be adopted or approved, the number shall be calculated taking into account the Directors present or represented at the relevant meeting. The Board shall take the following actions or pass resolutions in respect of any of the matters listed below if and only if there is an objection or abstention of a maximum of 2 members of the Board:

              a) the granting of credits, loans or any other financing to third parties, that exceeds the limits or amounts previously established and approved by the Board;

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              b)    the entering into any deed or transaction that has as an
                    objective the guarantee of debts or liabilities in charge of any person or assume the obligation to indemnify any other person of any liability or obligation in which it may incur;

              c) the purchase, sale, lease or encumbrance of real estate through sale agreements or in any other manner, or the entering into, altering or modifying the terms or any lease or other contract concerning real estate and that such amount exceeds the limits previously established and approved by the Board;

              d) the entering into, transferring, modifying, cancelling or termination of any license agreement, technical assistance agreement, technical or administrative services agreement or any other similar agreements in which FMCF is a party;

              e) the incurring by FMCF of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate exceed 10 million EUROS in any one year provided always that such indebtedness or liability is outside the scope of the Business Plan or exceeds the limits previously established by the Board;

              f) the creation of any mortgage, charge or other encumbrance over any asset of FMCF and the giving of any guarantee by FMCF other than in the ordinary course of business;

              g) the disposal (including the lease to a third party) or acquisition of assets or the making of capital or operating expenditures by FMCF in any financial year, in an aggregate annual amount, or with an aggregate book value, market value or sale value, computed on an annual basis, in excess of 5 Million Euros or which would exceed by at least 5 % the corresponding amounts approved in the Business Plan.

              h) the approval and amendment or substitution of FMCF's business plan (as approved by the Parties on the date hereof and that will be presented for each of the Licenses, the "BUSINESS PLAN"). For the purposes of this Agreement, Business Plan shall mean FMCF's 5-year base financial model with respect to the national license and those of the twenty-two (22) regional licenses referred to in Recital IV above awarded to FMCF, as agreed and approved by the Parties, and to be reviewed and approved annually or as required by material and unforeseen changes in the Business of FMCF. Such Business Plan shall comprise a financial plan setting out cash flow charts, income and expenses statements, balance sheet, profit and loss forecasts and financing proposals using capital or borrowings, it being understood that any change in the Business Plan must not alter the financial commitments undertaken by the Parties or, as the case may be, their respective direct or indirect shareholders and given to the ART in connection with the Tenders;

              i) the making of any interconnection or other agreements with long distance operators where the value of any such contract or the total annual value of such contracts is at least five million (5,000,000) Euros;

              j) the declaration or distribution of any dividend or other payment out of the distributable profits of FMCF;

              k) the incurring by FMCF of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate would exceed by at least 5 % the corresponding amounts approved in the Business Plan;

              l) the instigation or settlement of any litigation or arbitration proceedings by FMCF where the amount claimed exceeds 1 million EUROS;

               m)   the election of the General Manager as defined in Clause II
                    7.

(x) The Board shall take the actions or pass the resolutions in respect of any of the matters listed below if and only if there is an objection or abstention of a maximum of 1 member of the Board:

               a) the acceptance of any substantial amendments to the terms or conditions of any of the Licenses;

               b) the execution, amendment, termination or waiver of any provision of any agreement made by FMCF with any of the Parties (or any Affiliate of any Party), or Liberty Surf or with FMCE or with an Affiliate of FMCE or an Affiliate of FMCI or FirstMark Holdings or with, directly or indirectly, any director, officer, employee, inspector of FMCF or FMCE or with relatives of the Parties (or any of their Affiliates) or any other company in which directly or indirectly such Parties (or any of their Affiliates), directors, officers, employees, inspectors or relatives participate (such Parties being hereunder referred to as "INVOLVED PARTIES");

                    In any decision of the Board involving approval of a contract referred to in paragraph b) above, the Directors designated by the Involved Party or Parties shall not take part in the vote.

               c) the reimbursement of expenses related to Clause 9 (i) of this Agreement;

               d) the entry of any new shareholder (whether as a result of an increase in capital, a Transfer or otherwise) except where any other specific provisions of this Agreement governing the entry of such shareholder apply and except in the case of entry of shareholders pursuant to the operation of stock option plan approved pursuant to Clause II 3, provided that where such proposed new shareholder is presented for approval by FMCE in the context of a Transfer by FMCE to such proposed new shareholder and such new shareholder is not accepted, the Parties

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                    which rejected such proposed new shareholder shall be
                    obliged within 15 days of the non acceptance of such new shareholder to purchase the interest which such new shareholder would have acquired from FMCE, on the same terms and conditions as those agreed between FMCE and such proposed new shareholder and notified to the Board.

"Affiliate" as used in the present Agreement shall have the meaning ascribed thereto in Clause II 10.4 hereinbelow.

The foregoing restrictions shall terminate upon an initial public offering of equity securities of FMCF.

6.       BOARD COMMITTEES

         The Board shall form from their members the following subcommittees:

6.1      COMPENSATION COMMITTEE

     (i) The Compensation Committee shall be responsible for providing recommendations to the Board for all significant human resources activities, and shall be consulted by the General Manager (as defined in Clause II 7 below) in the terms stated in such Clause, for any proposal to the Board in connection with compensation to employees or consultants including without limitation fringe benefits, stock or other form of equity or participation, the fixing of the Directors' compensation, as the case may be, together with the compensation of the senior executives and of any employee of FMCF whose emoluments exceed 100,000 EUROS;

     (ii) The Compensation Committee shall be comprised of five (5) Directors, one (1) appointed by FMCE, one (1) appointed by AAA, one (1) appointed by BBB and two (2) appointed collectively by CCC, DDD and EEE.

     (iii) Recommendations of the Compensation Committee shall be approved by a majority of votes of the Compensation Committee Members present or represented by proxy by another Compensation Committee Member.

6.2      AUDIT COMMITTEE

         (i)      The Audit Committee shall be responsible for:

                  - reviewing and proposing to the Board any contract to be entered into by FMCF for an amount exceeding 5 million EUROS;

                  - reviewing and proposing to the Board the formalization, ratification, variation, termination, repudiation or performance of (or the setting of consideration or issuing of approvals under) any contract between FMCF and any Involved Party;

                  - carrying out and/or reviewing the results of internal audits;

                  - reviewing the quarterly reports before presentation to the Parties;

                  - proposing to the Shareholders Meetings or Board Meetings, whichever is competent, INTER ALIA:

                       * the appointment of external auditors which initially the Parties agree to be Arthur Andersen;

                       *    a change of the tax year;

                       * the distribution of dividends or amounts on account of dividends;

                       * the application by FMCF for suspension of payments or bankruptcy, and the proposal for the approval of arrangements in the course of such proceedings;

                       * the taking of any action, transaction or event which differs materially from or conflicts materially with the Business Plan;

                       * the taking of any action, transaction or event or series of similar actions, transactions or events different from or in conflict with FMCF's budget in a total amount, over a financial year, of or in excess of 5% of the budget;

                       * the taking of any action, transaction or event which may have a materially adverse effect on the financial performance, or which would cause unreasonable detriment to the public standing and reputation of FMCF;

             - reviewing any proposal by the management to make any variation to the FMCF annual budget (or the adoption of a new budget), FMCF's Business Plan (or the adoption of any new Business Plan, or the renewal of the Business Plan).

(ii)         The Audit Committee shall be represented by six (6) Directors. One
             (1) member shall be appointed by FMCE, one (1) by AAA, one (1) by BBB one (1) by CCC, one (1) by DDD and one (1) by EEE.

(iii) Recommendations and proposals of the Audit Committee shall be approved by a majority of votes of the Audit Committee members present or represented by proxy by another Audit Committee member.

7.       GENERAL MANAGER

(i) FMCF shall be managed on a day to day basis by the General Manager, who shall not act as a MANDATAIRE SOCIAL, according to French law, and who will consult his business decisions with the Chairman, the Compensation Committee, the Audit Committee and/or the Board as appropriate.

(ii) The General Manager shall be elected by the Board, by the majority as set out in Clause II 5 (ix) and with the prior approval of FMCE. The General Manager may at any time be removed, with or without cause, by the Board, by a simple majority of the Board or by the unanimous vote of all Board members (other than those appointed by FMCE).

(iii) The period of election of the General Manager shall be determined by the Board. The period of election of the General Manager shall not exceed five (5) years and shall expire when his successor is elected, provided that if no period is fixed by the Board, the period of election of the General Manager shall automatically be five (5) years. The General Manager shall be eligible to serve successive periods.

(iv) The General Manager will act as a senior executive employee of FMCF with limited powers of attorney as decided by the Board from time to time and pursuant to a senior executive agreement.

8.       ACCOUNTING

(i) The accounting period of FMCF shall be the twelve-month period commencing the 1st day of January and ending on the 31st day of December.

(ii) A balance sheet, a profit and loss statement and a cash flow statement shall be submitted by FMCF to each Party on an annual basis, with enough time for the

             Parties to review them and in any event within ninety (90) days after the end of each fiscal year. Such statements shall be audited at the expense of FMCF by Arthur Andersen or such other auditor as may subsequently be appointed from time to time, as FMCF's auditors.

(iii) FMCF shall deliver to each Party monthly unaudited financial statements (including profit and loss, balance sheet and cash flow statements) within thirty (30) days after the end of each period with comparisons to the prior year and budget for that period.

(iv) FMCF shall submit to each Party quarterly and annual management projections, the 5-year Business Plan and annual budgets prior to the start of each calendar year.

(v) Any Party shall have the right to inspect or arrange for independent audits to be carried out in respect of the books and records of FMCF upon reasonable notice and during the regular business hours of FMCF.

The audited balance sheet as of 30 November 1999 of FMCF is attached as SCHEDULE 2.

The provisions of paragraphs (ii), (iii) and (iv) shall inure to the benefit of each Party as long as such Party owns at least 2% of the shares of FMCF.

9.       REIMBURSEMENT OF EXPENSES

         (i) The Parties agree to cause FMCF to reimburse each Party for all reasonable and documented costs and expenses incurred by such Party or any of its Affiliates (and Liberty Surf) in respect of works carried out in relation to the business and operations of FMCF in accordance with the provisions of Clause II 5 (x) provided such costs and expenses have been budgeted and expressly approved by the Board of FMCF prior to incurring in the same and are determined on an arm's length basis. Each Party shall submit quarterly statements to FMCF for reimbursement, and such reimbursement shall be made by FMCF within thirty (30) days after receipt of such quarterly statements so long as such statements do not exceed the initially approved budget.

         (ii) FMCF shall not reimburse to the Parties any other costs or expenses different to those expressly referred to in Clause II 9 (i) above. Consequently, each Party shall support all costs and expenses in which it incurs except for those referred to in Clause II 9 (i) above.

10.       TRANSFER OF PARTICIPATIONS

          The Parties agree, as a personal and binding obligation, that they will take any and all actions required under corporate or contractual rules to allow for timely and strict compliance with the terms of this Clause. The Parties declare that they have full knowledge of certain restrictions to participations in the share capital and voting rights in companies to which licenses have been granted, according to French telecommunications regulations. In addition, the Parties have the full knowledge that any modification of the respective participation of each shareholder of FMCF shall be subject to a prior notification of such modification to the relevant French authority in order for the authority to be able to verify the consistency of such modification with the terms and conditions of the Licenses.

          The Parties agree to fully comply with all regulations applicable to transfer of participations.

10.1     RESTRICTIONS ON THE TRANSFER OF PARTICIPATIONS

         (i) Unless otherwise expressly approved by all of the other Parties, no Party may Transfer (as defined below) any participations or any interest or right therein prior to the obtention by FMCF of any of the Licenses, and thereafter except in compliance with the terms and conditions of this Agreement, including without limitation, satisfaction of the following conditions:

                  a) no Transfer shall be made other than pursuant to a written BONA FIDE firm and unconditional offer by a third party to acquire any or all of the participations by means of a Transfer from a Party (hereinafter, the "THIRD PARTY OFFER");

                  b) no Transfer shall be made where the transferring Party and transferee agree in connection therewith that the transferor shall exercise any residual powers in respect of the participations so transferred; and

                  c) the transferee, whether or not such transferee is an Affiliate of the transferor or any Party, must sign a document pursuant to which it becomes subject to, and bound by, the obligations of the transferring Party under this Agreement, including, but not limited to, all of the restrictions on transferability of such participations.

         (ii) Any Transfer in contravention of any of the provisions of this Clause shall be void and of no effect, and the Parties agree that they shall always cause their representatives in the governing bodies of FMCF to take any action conducive to rejecting or not recognizing said Transfer.

         (iii) The Parties recognize that Transfers of their shares are subject to restrictions during the period commencing on the date of the submission to the ART and ending five (5) years following the award to FMCF of the earliest to be awarded of the Licenses as follows:

                  as from the date of submission of the application for the Licenses, but subject to a Party's right at all times to transfer its participations to Affiliates, or otherwise as set out in Clause II 10.4 and to the exercise of the right of Non Defaulting Parties as set out in Clause II 2c(ii), no Party may transfer any participations of FMCF or any interest or right therein until the date falling thirty
                  (30) months from the date of awarding of the earliest of the Licenses and for the subsequent period of thirty (30) months, subject to certain exemptions set out in Clause II 11(viii), no Party may transfer any participations of FMCF or any interest or right therein unless (i) such transfer is to another of the

                  Parties, (ii) such transfer(s) do(es) not exceed 50% of the Transferring Shareholder's initial participation in the share capital of FMCF as mentioned in Clause II 2 (a), and (iii) for a total percentage within this thirty (30) month period which, in respect of each Party, shall not exceed 5% of FMCF capital. The Parties agree that in order to carry out any transfer between two Parties during such thirty (30) month period, they shall address prior notification to the relevant French authorities.

          For the purpose of this Agreement, Transfer means, in respect of a participation, any sale, conveyance, assignment, exchange or other transfer of a participation, whether voluntary or involuntary, but excluding any indirect sale or transfer pursuant to a merger or consolidation of or sale of a majority or more of the equity interests in a Party, except where the primary purpose of such merger, consolidation or sale of equity interests is to circumvent the restrictions of this Clause.

10.2     RIGHT OF FIRST REFUSAL

         (i) Except in the case of a transfer pursuant to Clause II 10.4 below and Clause II 2 c (ii) above and provided that at the relevant time FMCE is the principal shareholder of FMCF, if a Party other than FMCE (hereinafter the "TRANSFERRING SHAREHOLDER") desires to Transfer any or all of its participations to any person (a "THIRD PARTY"), it shall promptly give to FMCE written notice thereof. Such notice shall be accompanied by a true and complete copy of the Third Party Offer and an offer in writing from the Transferring Shareholder first to sell such participations to FMCE (hereinafter the "SHAREHOLDER OFFER"). FMCE shall have a thirty (30) day period to accept or reject the Shareholder Offer in its entirety. In case of acceptance of the Shareholder Offer the Parties hereby undertake to perform any and all actions required to allow FMCE to acquire the participations included in the Shareholder Offer, including, without limitation, waiving any first refusal right to which, pursuant to French law or FMCF's by-laws, they might be entitled. Should FMCE reject the Shareholder Offer, it shall give written notice of such rejection to the Transferring Shareholder and to FMCF and, in such case, the Transferring Shareholder shall offer the Shareholder Offer to the rest of the Parties, including FMCE, in proportion to their stake in the capital of FMCF.

         (ii) FMCF shall immediately inform the rest of the Parties of the Shareholder Offer and the rest of the Parties may accept, in proportion to their stake in FMCF, or reject the Shareholder Offer within thirty (30) days from the receipt thereof. If the Shareholder Offer is not accepted by a Party by means of a notice in writing delivered to the Transferring Shareholder within the aforementioned period, it shall be deemed to have been rejected by such Party, in which case the Transferring Shareholder shall inform in writing the rest of the Parties who have accepted the Shareholder Offer who shall have the right to increase the amount of participations to which they were entitled by another notice (the "Notice") in writing delivered to the Transferring Shareholder within a new thirty (30) day period from receipt of such notice from the Transferring Shareholder. Where the demand for participations pursuant to the Notices exceeds the available participations, each Party having delivered a Notice shall have the right to acquire that proportion of available participations that is equal to the proportion that such Party's participations bears to the aggregate of participations held by all Parties who have delivered a Notice.

         (iii) Acceptance of the Shareholder Offer:

               a)   If any or all of the Parties (other than the Transferring
                  Shareholder) accept the Shareholder Offer, they shall pay a purchase price per participation subject to the Shareholder Offer equal to the purchase price per participation (or cash equivalent thereof) set forth in the Third Party Offer.

               b)   Purchase by the Parties and Transfer by the Transferring
                  Shareholder of the participations shall occur on a mutually agreeable date, time and place within thirty (30) days following acceptance of the Shareholder Offer by the relevant Parties, or such later date on which any governmental approvals required for such purchase and Transfer have been obtained, it being understood that the Transferring Shareholder shall take all actions and make all filings necessary in connection with any required governmental approvals.

               c)   The Parties shall, at their election, pay for the
                  participations at the time of purchase or pursuant to the same terms and conditions contained in the Third Party Offer.

         (iv) Following expiration of the periods mentioned in paragraph (ii), if the Shareholder Offer has not been totally accepted, the Transferring Shareholder may Transfer all the participations which are the subject of the Third Party Offer to the Third Party at the same terms and conditions as those contained in the Third Party Offer, provided that if within thirty (30) days after the expiration of the periods referred to in paragraph (ii), the Transfer has not occurred, the Transferring Shareholder shall follow the procedure set out in paragraphs (i) to (iv) of this Clause II 10.2 prior to any Transfer thereof.

10.3     EFFECT OF TRANSFER

         In the event of a Transfer of participations, the transferee shall, automatically from the moment of such Transfer, be subject to, and bound by, the obligations of the Transferring Shareholder under this Agreement, including, but not limited to, all of the restrictions on transferability of such participations, and upon the execution and delivery by such transferee of a written adhesion to this Agreement, such transferee shall have and assume all of the rights of the Transferring Shareholder relating to the participations so transferred.

10.4     INTRA-GROUP TRANSFER OF PARTICIPATIONS

10.4.1 Except as provided for in Clause II 10.4.2, any Party shall be entitled to Transfer, subject to notification to the relevant French authorities, any or all of the participations held by it to any Affiliate as defined below provided that the following conditions are met:

         (i) the Affiliate shall become a party to this Agreement as any condition of any such transfer;

         (ii) if the Affiliate ceases, during the term of this Agreement, to be an Affiliate of such Party, the participation of such Affiliate shall, at such time, be acquired by such Party or any Affiliate of such Party;

         "Affiliate" shall mean, with respect to any Party:

         - any legal person in which such Party holds directly or indirectly more than 50 % of the share capital or voting rights, or

         - any legal person which holds directly or indirectly more than 50 % of the share capital or voting rights in such Party, or

         - any legal person in which more than 50 % of the share capital or voting rights are held directly or indirectly by a legal person referred to in the immediately preceding paragraph.

         provided however that CCC shall be entitled to transfer without any restriction other than those required following the notification to the French authority, up to ten (10%) per cent of CCC's participation to one or more persons who are, at the date hereof, employees of CCC or of any Affiliate of CCC.

10.4.2   In addition to the provisions of Clause II 10.4.1

         (i) BBB, DDD and EEE shall be entitled to transfer, without any restriction other than those required following the notification to the relevant French authorities, any participation to any investment fund which is managed or advised by BBB, DDD or EEE or any Affiliate of BBB, DDD or EEE respectively,

         (ii) BBB shall, in addition, be entitled to transfer without any restriction other than those required following the notification to the relevant French authorities a total participation not exceeding 25% of its participation as set out in Clause II-2(a) to Liberty Surf as long as BBB or an Affiliate of BBB continues to own a substantial percentage of the share capital and voting rights of Liberty Surf ,provided that, in any case, Kingfisher shall not be entitled (even if it is at the relevant time an Affiliate of Liberty Surf) to become a shareholder of FMCF unless it receives the prior approval of the Board of Directors by unanimous vote.

10.4.3 Any transfer made in accordance with Clauses II-10.4.1 or II-10.4.2 are subject to the prior condition that the transferee signs an adhesion contract to this Agreement undertaking to be bound by it to the same extent as the Transferring Shareholder would have been bound had the transfer not been effected.

10.5     TAG-ALONG RIGHT

(i) Except in the case of a Transfer pursuant to Clause II-10.4 above, if FMCE desires to transfer any or all of its participations to any person (a "THIRD PARTY"), it shall promptly give the other Parties written notice thereof. Such notice shall be accompanied by a true and complete copy of the Third Party Offer and a written, firm and unconditional undertaking from the Third Party (hereinafter the "TAG-ALONG OFFER") to purchase, on the same terms and conditions as those contained in the Third Party Offer, a number of participations held by other Party that bears the same proportion to the number of participations held by such Party on a fully diluted basis as the number of participations proposed to be transferred by FMCE bears to the number of participations held by FMCE on a fully diluted basis; provided however, that in the event that (i) at any time and for any reason, FMCE wishes to Transfer any participations in FMCF and as a result of such transfer, the total participation of FMCE in FMCF would be less than 20 %, or FMCE would cease to be the largest shareholder in FMCF or (ii) FMCE holds more than 50% of the participations in FMCF and desires to Transfer any participations in FMCF to a Third Party, and as a result of such transfer, FMCE would no longer have more than 50% of the shares of FMCF, then in either of such cases the Tag-Along Offer shall be for all of the participations held by the other Parties. Each such other Party may accept or, reject the Tag-Along Offer within thirty (30) days from the receipt of written notice of the Tag-Along Offer. If the Tag-Along Offer is not accepted by the notice in writing delivered to FMCE and the Third Party within the aforementioned period, it shall be deemed to have been rejected.

(ii)     Acceptance of the Tag-Along Offer:

    (a) If a Party (the "Accepting Party") accepts the Tag-Along Offer, the Third Party shall pay a purchase price per participation for the participations sold by such Party equal to the purchase price per participation set forth in the Third Party Offer.

    (b) Purchase by the Third Party and transfer by the Accepting Party shall occur at the time and place of closing of the sale of participations by FMCE pursuant to the Third Party Offer or, if later, at the registered office of FMCF on a mutually agreeable date and time within thirty (30) days following acceptance of the Tag-Along Offer by the Accepting Party.

    (c) The Third Party shall pay for the participations as provided in the Third Party Offer, at the latest, at the time of the purchase pursuant to the preceding clause (b).

10.6     NO OTHER RESTRICTIONS

         Provided that all applicable conditions set forth in this Clause have been complied with, no Party shall oppose or in any other way obstruct, any Transfer of another Shareholder's participations.

10.7 Notwithstanding any other provision of this Clause 10, the restrictions in sub Clauses II-10.1, II-10.2 and II-10.5 shall not apply to any pledge of participations or any interests and right therein in connection with a BONA FIDE financing transaction or any foreclosure upon such pledge by or on behalf of the secured party or parties, provided always that in any such financing transaction and that in any documentation evidencing such transaction it be so stated, the rights of the foreclosing creditor are subject the right of first refusal of FMCE as set out in Clause II-10.2 or to the approval right of the other Parties under the provisions of Clause II-5 (x) d.

11.      VOLUNTARY CONVERSION AND LIQUIDITY RIGHTS

         FMCE accords the other Parties hereto, the following conversion and liquidity rights in consideration of their investment in FMCF:

         (i) Prior to filing in the United States of America a registration statement under the Securities Act of 1933 of the United States of America, as amended (or similar document under the laws of another jurisdiction), for an initial public offering of common equity securities (hereinafter, an "IPO") of FMCE or its successor or any direct or indirect holding company for shares of FMCE or such successor or any affiliate of FMCE (hereinafter, the "ISSUER"), the Issuer will deliver to the Parties a notice (hereinafter, the "IPO NOTICE") of its intention to effect an IPO. The IPO Notice will include the Issuer's good faith estimate of the anticipated gross proceeds to the Issuer and the anticipated per share offering price for the IPO. Upon receipt by the Parties of an IPO Notice each Party shall be entitled to exercise the Conversion Option as described below.

         (ii) Upon execution of one or more agreements for the Transfer (as hereinabove defined) (hereinafter, a "SALE") of any shares in the Issuer as a result of which the Issuer would at any time cease to be controlled directly or indirectly by the shareholders who at the date hereof control the Issuer directly or indirectly (hereinafter, a "SALE AGREEMENT"), the Issuer shall deliver to the Parties a notice (hereinafter, the "SALE NOTICE") of the execution of the Sale Agreement. Upon receipt by the Parties of a Sale Notice, each Party shall be entitled to exercise the Conversion Option as described below. The Sale Notice will include the consideration per share to be received by the Issuer pursuant to the Sale Agreement and other material terms of the Sale Agreement, and, in such case, and provided a Party has exercised its Conversion Option pursuant to the terms of this Clause II-11, such Party shall have a tag-along right on the same financial terms in respect of all of its shares in the Issuer resulting from such conversion, to be exercised on the same terms and conditions, MUTATIS MUTANDIS, as those set out in Clause II-10.5.

         (iii)If no IPO Notice or Sale Notice has previously been delivered to the Parties, by notice in writing to the Issuer at any time within 30 days after the fifth anniversary of the earliest award of any of the Licenses (hereinafter, the "FIVE YEAR OPTION"), each Party shall have a Conversion Option and a Put Option as described below.

         (iv) For the purposes hereof, the "CONVERSION OPTION" is the option to exchange, based on the Fair Market Values of the Issuer and FMCF at the date of the exercise of the Conversion Option , all, but not less than all, of the respective participations of the Parties for a number of shares of common equity securities of the Issuer in accordance with the modalities set out in (vi) below and subject to the provisions of subparagraph (vii) (b) below and the Put Option is the right of a Party , to obtain that the Issuer purchase all but not less than all of such Party's shares in FMCF for a price payable in cash, based on the Fair Market Value of FMCF at the date of exercise of the Put Option , and calculated in accordance with the modalities set out in (vii) below and subject to the provisions of subparagraph (vii) (b) below.

              Each of the Parties may exercise the Conversion Option or the Put Option for their respective participations at any time within the above referred period of thirty (30) days, independently of whether the rest of the Parties exercise the Conversion Option or the Put Option for their participations.

         (v) The only Parties that may exercise the Conversion Option or Put Option will be those in respect of which the Issuer receives written notice of the intention of each of them to exercise (hereinafter, a "CONVERSION/PUT NOTICE") within 15 days of receipt of an IPO Notice or Sale Notice or within 30 days after the fifth anniversary of the date of the earliest award of any of the Licenses (hereinafter, the "CONVERTING/PUTTING PARTIES"). An election to exercise the Conversion or Put Option by any Party shall be irrevocable, provided that any of the Converting Parties may revoke their Conversion/Put Notice (i) in the case of an IPO, if the IPO is not consummated within 4 months from the date of the IPO Notice, or the gross proceeds to the Issuer and the price per common share are not at least 80% of the respective minimum amounts referenced in the IPO Notice and (ii) in the case of a Sale, if the Sale is not consummated within nine months from the date of the Sale Notice.

         (vi) The Parties hereby agree that the common shares received by the Parties pursuant to the exercise of the Conversion Option as a result of the IPO Notice may be subject to certain restrictions upon the issuance of the shares by the Issuer imposed solely by the underwriters thereof or applicable law. Such restrictions will be the same for the Parties, FirstMark Holdings L.L.C. (hereinafter, "HOLDINGS") and any subsidiaries of Holdings which own shares of capital stock of the Issuer, provided that nothing in this Agreement is intended to restrict the Parties ability to sell common shares of the Issuer following the date that is two years after the consummation of the IPO or Sale unless a subsequent public offering constrains Holdings' ability to sell common shares of the Issuer, in which event the Parties will agree to such further restrictions for up to six months.

         (vii)Within thirty (30) days after the delivery by the last of the Parties of the Conversion Notice, (i) the Converting Party, if there is only one, shall select and, if there are several Converting Parties, the Converting Parties shall jointly select, one appraiser and (ii) the Issuer shall appoint another (hereinafter, the "APPRAISERS"), selected from among the leading international investment banks, and FMCF shall use its best efforts to provide the Appraisers with all relevant information in a timely manner.

      (a) Within sixty (60) days after the delivery by each of the Parties of the Conversion Notice, the Converting Parties shall deliver to the Issuer, their Appraiser's written estimate of the Fair Market Value of the Issuer and the Fair Market Value of FMCF and the Issuer shall deliver to the Converting Parties its Appraiser's written estimate of the Fair Market Value of the Issuer and the Fair Market Value of FMCF assuming in all cases referred to in this paragraph (vii) that both the Issuer and FMCF are listed companies.
      (b) The Fair Market Value of the Issuer and the Fair Market Value of FMCF shall be determined in accordance with the following rules:
            - should the estimates of both Appraisers be the same figure for the Fair Market Value of the Issuer and the same figure for the Fair Market Value of FMCF, such figures shall be selected as the Fair Market Values;
            - should the estimates of both Appraisers differ by no more than 10% in respect of the Fair Market Value of the Issuer, or the Fair Market Value of FMCF, as the case may be, the average figure of such two estimates shall be selected as the Fair Market Value;
            - should the estimates of both Appraisers differ by more than 10% in respect of the Fair Market Value of the Issuer, or the Fair Market Value of FMCF, as the case may be, a third appraiser (hereinafter, the "THIRD APPRAISER") shall be jointly appointed by the Appraisers. Such Third Appraiser shall be selected from among the leading international investment banks. The Third Appraiser shall, within thirty (30) days after its appointment, deliver to the Converting Parties, the Issuer and the Appraisers its written estimate of the Fair Market Value of the Issuer or the Fair Market Value of FMCF, as the case may be;
            - should the estimate of the Third Appraiser exceed the higher of the estimates of the Appraisers, such higher estimate of the Appraisers shall be selected as the Fair Market Value;
            - should the estimate of the Third Appraiser be lower than the lowest of the estimates of the Appraisers, such lower estimate of the Appraisers shall be selected as the Fair Market Value; or
            -  should the estimate of the Third Appraiser be a figure between those of the estimates of the Appraisers, the estimate of the
               Third Appraiser shall be selected as the Fair Market Value.

              (c) The Converting Parties shall be deemed to have hereby engaged and agreed to pay equally the fees and expenses of the Appraiser appointed jointly by them. The Issuer shall pay the fees and expenses of its Appraiser and the Converting Parties and the Issuer shall pay equally (50-50) the fees and expenses of the Third Appraiser.

              (d) The failure by the Converting Parties or by the Issuer to appoint their respective Appraisers, or the failure by any of the Appraisers to deliver their written estimates of the Fair Market Value on the periods referred to in (b) above, shall imply that the estimate delivered by the other Appraiser shall be selected as the Fair Market Value.

              (e) The failure by any of the Appraisers to appoint the Third Appraiser on the period referred to in (b) above, shall imply that the estimate delivered by the other Appraiser shall be selected as the Fair Market Value.

              The Fair Market Value determined in accordance with the foregoing procedure shall be binding on the Parties in all events and for all purposes.

       (viii) Should an IPO occur prior to the elapse of the period ending thirty (30) months after the date of the earliest awarding of the Licenses, as referred to in Clause II-10.1 (iii) the number of shares of the Issuer to be received as a result of the exercise of the Conversion Option pursuant to this Clause shall be determined in accordance with the provisions of Clause II-11 (vii) at the time on which the IPO is effectively carried out. However, the Parties shall not be entitled to convert effectively their shares in FMCF until such thirty (30) month period has elapsed. The Parties agree that in case of exercise of the Conversion Option within or after the initial thirty (30) month period as referred to in Clause II-10.1 (iii), the restrictions to transfer of participations within the second subsequent thirty (30) month period as referred to in Clause II-10.1 (iii) shall not apply; it being understood that the exercise of the Conversion Option and the effective completion of the conversion may not alter the financial commitments undertaken by the Parties.

III.     SCOPE OF COLLABORATION OF THE PARTIES

12.      SUPPORT FOR FMCF

         The Parties will use their best efforts to collaborate in the bidding procedures that FMCF might take part in, playing an active role in the preparation of the tenders to be presented therein and in the monitoring of them until the award(s) is made and, very particularly, in everything to do with the Tenders and the obtaining of the License(s).

13.      PHASE PRIOR TO THE AWARDING OF THE LICENSES

         From the date of this Agreement up to the date on which any of the Licenses is awarded, and notwithstanding the general collaboration commitment set down in Clause 12 above, the Parties will use their best efforts on appropriate economic terms in particular, though without this constituting any limitation, to:

         (i) collaborate actively with FMCF and with its advisers in preparing the Tenders and in gathering together and producing whatsoever documents and/or material that might be required by the French Administration;

         (ii) provide their assistance and support in whatsoever steps that FMCF might need to carry out before the competent authorities for the obtaining of the Licenses;

         (iii) place at the disposal of FMCF the technical and human means, infrastructure, technology and other resources required by FMCF so that it might attain its immediate objective of being awarded the Licenses.

         (iv) to provide as Shareholders of FMCF, in a due form and time, all the documentation that will be necessary to obtain the Licenses.

14.      PHASE SUBSEQUENT TO THE AWARDING OF THE LICENSES

         If FMCF is finally awarded any of the Licenses, and notwithstanding the general collaboration commitment set down in Clause III-12 above, the Parties will use their best efforts on appropriate economic terms, and subject to any constraints which may result from any agreements or commitments which may have been made by any Party or any Affiliate of any Party, in particular, though without this constituting any limitation, to:

         (i) collaborate actively in the "TIME TO MARKET" strategies of FMCF, that is, the launching on the market of the various products and services of FMCF in order to accelerate and cut down as much as possible the time for the proper implementation of those products and services and the start-up of the Business of FMCF;

         (ii) collaborate actively in the strategies of operation, marketing and distribution of the wireless local-loop products and services provided by FMCF at any moment.

15.      PROVISIONS APPLICABLE TO THE FRENCH PARTIES

         For the purposes hereof, the expression "FRENCH PARTIES" shall mean AAA, BBB, CCC, DDD, EEE, and any of their Affiliates and any party covered by Clause II-10.4.2.

         The following provisions shall apply to French Parties to the exclusion of any other provisions applicable to the shareholders of
         FMCF:

         a) From the date hereof until final decisions have been made by the French authorities in respect of the WLL licenses which are the object of the ART Invitation (the "Application Period"), none of the French Parties will participate directly as an investor in any group or consortium, other than the FMCF, which is responding to the ART Invitation (an "ALTERNATIVE CONSORTIUM"), provided however that such undertaking shall cease to be effective should FMCF not make a bid for at least one national WLL license or at least 10 regional WLL licenses in response to the ART Invitation;

          b) Any French Party shall be entitled to invest in any entity other than FMCF, which provides any form of broadband activity (whether by WLL or by any other method or methods) in France (an "ALTERNATIVE PROVIDER"), provided however that (i) if FMCF is awarded a national WLL license, no individual (natural person) who represents a French Party on the Board of Directors, of FMCF shall be on the Board of Directors, whether as a member or as the permanent representative of a member, of any Alternative Provider which is also the holder of a national or a regional WLL license and (ii) if FMCF is awarded one or more regional WLL licenses, no individual (natural person) who represents a French Party on the board of directors of FMCF shall be on the board of directors, whether as a member or a permanent representative of a member, of any Alternative Provider which holds a WLL license in any region for which a WLL license is awarded to and is exploited by FMCF except with the agreement of FMCF and (iii) it shall not hold any interest greater than thirty-four (34%) per cent (or, if less, any interest which, pursuant to a shareholders' agreement, accords it blocking rights at shareholders' meetings) in any entity other than FMCF whose principal activity is the provision of WLL services in France (a "COMPETITOR ENTITY"), and (iv) it shall from time to time provide FMCF with information on the extent of its investment in any Competitor Entity.

         c) Except and only to the extent specifically prohibited or limited by the operation of paragraphs a) and b) above, nothing in the present Agreement shall be interpreted as limiting in any manner the right of any French Party to make any financial investment at any time in any entity whatsoever.

16.      COMMERCIAL CO-OPERATION

FMCF and FMCE shall supply products and provide services at pricing conditions applying the Most Favoured Nation Clause across Europe, to any Party or any of its Affiliates and also toLiberty Surf.

IV.      MISCELLANEOUS

17.      CONFIDENTIALITY

17.1     CONFIDENTIAL INFORMATION

         For the purposes of this Agreement, Confidential Information means any information relating to the Business of FMCE, FirstMark Holdings FMCF or entities in which FMCE is the largest shareholder disclosed to the Parties or their representatives orally, in writing or other tangible or intangible form including, without limitation, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, samples, flow charts, computer programs, diskettes, marketing plans, financial plans, business plans, names of customers or suppliers and other technical, financial or business information.

         Confidential Information shall not include any information that:

         (i) was known by the Parties free of any obligation to keep it confidential prior to its disclosure by FMCE or FMCF;

         (ii) is independently developed by the Parties other than in connection with this Agreement and the transactions contemplated hereby;

         (iii) is publicly available when received or which later becomes so available through no fault of the Parties, but only from the date that such information becomes so available; or

         (iv) was disclosed to the Parties by a third party who, to the Parties' knowledge after due inquiry, is not prohibited from disclosing such information by virtue of a nondisclosure obligation to FMCE or FMCF.

17.2     CONFIDENTIALITY

         Each of the Parties shall use any Confidential Information obtained by it only in connection with its investment in FMCF. Each of the Parties shall hold the Confidential Information in confidence and shall disclose the Confidential Information only to their respective employees, agents and contractors who have a need to know such information to accomplish this purpose and who have agreed to be bound by the terms and conditions of this Clause. None of the Parties shall disclose the Confidential Information to any other person without the prior written consent of FMCE or FMCF, as the case may be. Each of the Parties shall require their employees, agents and contractors to use the same degree of care to protect the confidentiality of the Confidential Information as they use with respect to similar information of the respective Party.

         Any disclosure of Confidential Information of direct relevance to FMCE such as business plans, operations, strategies (including but not limited to marketing, pricing or financing strategies) relating to FMCE wireless local-loop and other related activities shall require the prior written consent of FMCE.

17.3     UNAUTHORIED DISCLOSURE

         If any of the Parties becomes aware of any unauthorised disclosure, loss or misuse of the Confidential Information, they shall promptly notify FMCE or FMCF, as the case may be.

17.4     DISCLOSURE REQUIRED BY LAW

         If any of the Parties is required to disclose the Confidential Information (as defined in Clause II-17.1 above) by a competent judicial or administrative body pursuant to applicable law or regulation, they shall promptly notify FMCE or FMCF, as the case may be, so that FMCE or FMCF, as the case may be, may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the relevant Party shall furnish only that portion of the Confidential Information that it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information.

17.5     NO RIGHTS OR LICENSES

         This Agreement does not give any of the Parties any rights by license or otherwise to any of the Confidential Information.

17.6     SURVIVAL

         The Parties' obligations under this Clause shall remain in full force and effect for a period of one (1) year after the date of termination of this Agreement.

17.7     RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION

         On a written request from FMCE or FMCF, as the case may be, should it be in relation to Confidential Information relating to FMCE as described in 17.2 above, and, in any event, on termination of this Agreement, each of the Parties shall promptly and at their own expense either return to FMCF or to FMCE as instructed, or destroy the Confidential Information (including all copies thereof), depending on the instructions of FMCE or FMCF, as the case may be, except as otherwise required by applicable law.

17.8     REMEDIES

         Each of the Parties acknowledges that the breach or threatened breach of this Clause may result in irreparable injury to FMCF and/or FMCE and that, in addition to its other remedies, FMCF and/or FMCE shall be entitled to injunctive relief to restrain any actual or threatened breach of this Agreement. Each of the Parties hereby waives any requirement for the posting of a bond or other security in connection with the granting to FMCF or FMCE of such injunctive relief.

18.      COMMUNICATION POLICY

         The Shareholders agree that no public announcement by the Shareholders regarding the project contemplated herein, will occur without the express and unanimous approval of the Shareholders.

         Such provision shall be enforced until official announcement by ART of the WLL Licenses. Such policy shall also be communicated to the management team by the

         Chairman.

19.      REPRESENTATIONS AND WARRANTIES

         Each Party represents and warrants as follows:

         (i) the Party is a company duly organised and validly existing under the laws of its jurisdiction of incorporation, with full powers to carry out the business which it carries out and proposes to carry out for the purposes of this Agreement;

         (ii) the Party has the full legal right, power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder;

         (iii) this Agreement has been duly authorised, executed and delivered by the Party and the obligations of the Party contained therein constitute valid and legally binding obligations of the Party, enforceable against the Party in accordance with their terms;

         (iv) the execution, delivery and performance of this Agreement and the compliance with its terms does not, and shall not result in a violation of the Party's charter or of any provision contained in any other agreement or instrument to which the Party is a party or by which the Party or any of its assets are affected or any statute, law, rule, regulation, judgement, award, decree or order applicable to the Party or any of its assets; and

         (v) no consent, approval or authorisation of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Party, in connection with the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, save for the declarations to be filed by the non-French resident Parties with the relevant French foreign investment authorities.

         Each Party warrants to the other Parties that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

         FMCE represents and warrants that as of the date hereof, FirstMark Holdings LLC is not subject to any restrictions on the transfer of Participations it holds indirectly in FMCF, which would or could prevent or impair FMCE's ability to fully and completely perform all its obligations pursuant to this Agreement.

20.      TERM AND TERMINATION

20.1     TERM

         This Agreement shall continue in effect until:

         (i) the termination by any Party, if none of the Licenses has been awarded to FMCF by December 31, 2000, in which case the Agreement shall terminate for that Party and shall continue to be valid and binding between the remaining Parties; or

         (ii) automatically in respect of that Party (or its affiliate) which ceases to own any participations, in which case the Agreement shall continue to be valid and binding between the remaining Parties.

         Notwithstanding the foregoing, the provisions relating to Confidentiality (Clause IV-17), Exclusivity and Non-competition (Clause III-15) , shall remain in effect for the term specified therein.

20.2     EFFECT OF TERMINATION

         The termination of this Agreement shall not in any way operate to impair or destroy any of the rights or remedies of any Party, or to relieve any Party of its obligations to comply with any of the provisions of this Agreement, which shall have accrued prior to the effective date of termination.

21.      INDEMNIFICATION

21.1     LIMITATION ON PARTIES' LIABILITY

         Except as required by applicable law, the debts, obligations and liabilities of FMCF, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of FMCF, and none of the Parties, Directors or officers of FMCF shall be obligated personally for any such debt, obligation or liability of FMCF solely by reason of being a shareholder, director, officer or participating in the management of FMCF. The failure of FMCF to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under applicable law or this Agreement shall not be grounds for imposing personal liability on the Parties for liabilities of FMCF.

21.2     SURVIVAL

         The provisions of this Clause IV-21 shall survive the termination of this Agreement and the dissolution and liquidation of FMCF.

22.      ASSIGNMENT

         This Agreement shall be binding and shall operate for the benefit of the Parties and their respective beneficiaries and assignees.

         Notwithstanding the above, except as provided for in Clause II-10.4 above, the contractual position (rights and obligations) of each of the signatory Parties to this Agreement shall not be able to be assigned to a third party without prior express consent in writing from the signatory Parties to it that are not affected by the assignment of contractual position that it is wished to carry out.

         An exception to the above is made for the case of assignments of contractual position made by signatory Parties to this Agreement in favor of Affiliates, according to the definition of this contained in Clause II-10.4 above.

         The efficacy of assignments of contractual position made by the signatory Parties to this Agreement in conformity with the provisions contained in this Clause shall in all cases be subject to the express written acceptance from the assignee of the terms and conditions set down herein.

23.      ENTIRE AGREEMENT

         This Agreement, together with the documents referred to herein and the Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior understandings and negotiations between them, whether written or oral.

24.      PARTIAL NULLITY

         If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions set forth herein shall not in any way be affected or impaired; provided, however, that in such case the Parties agree to use their best efforts to achieve the purpose of the invalid provision through a new, legally valid and enforceable provision.

25.      NOTICES

         Any notice, instruction or other communication to be given under this Agreement to a Party shall be in writing. Such notice, instruction or communication shall be deemed to have been duly given when it shall be delivered by hand or sent by airmail, telex or facsimile to the Party to which it is required or permitted to be given at such Party's address specified below or at such other address as such Party shall have designated by notice to the Party giving such notice, instruction or other communication.

         For FMCE:

         To the attention of:  General Counsel
         6, rue Jean Monnet
         L-1218 Luxembourg
         Fax: +(352) 22 99 99 54 99

         To FirstMark Communications International LLC
         660 Madison  Avenue, 22nd Floor
         New York, NY 10021
         Fax: (212) 699-4301

         For AAA:
         To the attention of: Patrick Lefort
         1 rue d'Astorg
         75008 Paris
         Fax: 01 40 06 66 33

         For BBB:
         To the attention of: Nicolas Bazire
         41 avenue Montaigne
         75008 Paris
         Fax: 01 44 13 21 34

         For CCC:
         To the attention of: Michel Savart
         83 rue du Faubourg Saint-Honore
         75008 Paris
         Fax: 01 43 59 07 22

         For DDD:
         To the attention of: Pierre Alain Latinier
         50 avenue des Champs-Elysees
         75008 paris
         Fax: 01 45 63 85 28

         For EEE:

         -   Banque pour l'expansion industrielle
             12 rue Chauchat
             75009 Paris
             Fax : 01 40 14 98 82

             To the attention of: Jean-Jacques Bertrand

         -   BNP Private Equity
             12 rue Chauchat
             75009 Paris

             To the attention of: Jean-Jacques Bertrand

         -   BNP EUROPE TELECOM and MEDIA
             FUND 2, LP (EMTF 2, LP
             CICB Financial Street
             Georgetown, P/O Box 694, Grand Cayman
             Cayman Islands, British West Indies
             Fax : 00 1 345 945 2639

             To the attention of Shawna Morehouse

26.      HEADINGS

         The headings to the covenants and Clauses of this Agreement have been included strictly for reasons of convenience and they in no way affect or prejudice the interpretation of the content of them.

27.      ENGLISH LANGUAGE

         This Agreement has been executed in the English language and if any translation is made hereof, the English version only shall bind the Parties hereto.

         All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English duly certified, which translation shall be the governing version between the Parties.

28.      GOVERNING LAW AND RESOLUTION OF DISPUTES

         This Agreement will be governed by the laws of France without giving effect to principles of conflicts of laws that would result in application of the law of another jurisdiction.

         Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be settled by the Parties within the thirty (30) day period following the receipt by the last one of parties of a written notice pointing out the existence of such dispute, controversy, claim, breach, termination or invalidity. Should the parties not reach an agreement in the thirty
         (30) day period referred to above, the Parties agree to submit the relevant issue to arbitration. The arbitration shall be in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, except that in the event of any conflict between those rules and any arbitration provisions of this Agreement, the provisions of this Agreement shall govern.

         There shall be three arbitrators appointed by the Geneva, Switzerland office of the International Chamber of Commerce in accordance with said Rules. The arbitration, including the making of the award, shall take place in Geneva, Switzerland. The arbitration shall be conducted in the English language and the award, and the reasons supporting it, shall be written in English.

         All decisions of the arbitral tribunal shall be final and binding on the Parties and may be entered against them in a court of competent jurisdiction. When affixing the cost of arbitration in its award, any costs, fees or taxes incidental to enforcing the arbitral award shall, to the maximum extent permitted by law, be borne by the Party resisting such enforcement.

AND AS PROOF OF CONFORMITY with the foregoing, the Parties sign this Agreement along with its Schedules, in 10riginals and for a sole effect, in the place and on the date stated in the heading.

FIRSTMARK COMMUNICATIONS EUROPE,

S.C.A.

BY:

/s/ Keith Arthur Cornell
-------------------------------
SIGNED: MR KEITH ARTHUR CORNELL

SUEZ-LYONNAISE DES EAUX                          FIRSMARK COMMUNICATIONS

BY:                                              FRANCE SAS

                                                 BY:
/s/                                              /s/
-------------------------------                  -------------------------------
SIGNED:                                          SIGNED:

GROUPE ARNAULT SA                                BANEXI SA
BY:                                              BY:

/s/                                              /s/
-----------------------------                    -------------------------------
SIGNED:                                          SIGNED:

RALLYE SA                                        BNP EUROPE TELECOM AND MEDIA
                                                 FUND II L.P.
BY:                                              BY:

/s/                                              /s/
----------------------------------               -------------------------------
SIGNED:                                          SIGNED:

PONTHIEU VENTURES SA                             NATIO VIE DEVELOPPEMENT
BY:                                              BY:

/s/                                              /s/
---------------------------------                -------------------------------
SIGNED:                                          SIGNED: